PROSPECTUS Dated                                       Pricing Supplement No. 47
May 1, 2007                                            September 10, 2007


                               U.S. $9,815,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC       No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -


Period         Tier One Notes     Tier Two Notes      Tier Three Notes
Beginning      Under $15,000      $15,000-$50,000       Over $50,000
----------     --------------     ---------------     ----------------
9/10/2007           5.97%               6.12%              6.27%